Exhibit 99.2

Contact:

Primo Water Corporation

David Mills, Chief Financial Officer

(336) 331-4000

ICR Inc.

Katie Turner

(646) 277-1228

Primo Water Announces CEO Transition

Founder and Executive Chairman Billy Prim Appointed Interim CEO

Matt Sheehan Terminated as President and CEO

Search for New CEO Already in Progress

WINSTON-SALEM, N.C., November 5, 2019 -- Primo Water Corporation (Nasdaq: PRMW) (“Primo Water”) today announced that Billy D. Prim, the Company’s Founder, Executive Chairman, and former Chairman & CEO, has been appointed Interim President and CEO, effective immediately. Matt Sheehan was terminated as President and CEO and has resigned as a member of the Primo Water Board of Directors (the “Board”).

“The Board of Directors is committed to enhancing stockholder value. When execution fell short of our expectations, we concluded it was time for a leadership change,” commented Susan Cates, Primo Water’s Lead Independent Director. “We remain confident in Primo Water’s ability to generate sustainable and profitable growth.”

As part of its CEO succession planning, the Board retained a leading global executive search firm several months ago to assist the Board in identifying a CEO with the capabilities and experience aligned with the Company's strategic priorities. The Board has appointed Mr. Prim to the additional roles of Interim President and CEO, while the search is ongoing. Mr. Prim founded Primo Water in 2004 and previously served as the Company’s Chairman and CEO. He brings to this interim role a deep understanding and appreciation of Primo Water’s business and extensive knowledge of the industry.

Ms. Cates continued, “On behalf of the Board, I want to thank Billy for returning in this interim role to guide the Company's efforts in revitalizing performance and maximizing long-term shareholder value.”

“I look forward to working with our talented team to deliver improved performance,” said Mr. Prim. “Our focus will be on continuing to grow our Exchange and Dispenser businesses, improving our Refill business and driving operational execution and organizational development while positioning Primo Water to achieve long-term profitable growth and improved value for shareholders.”

Conference Call and Webcast

In a separate press release issued today, the Company reported its third quarter financial results. The Company will host a conference call with Susan Cates, Lead Independent Director, Billy Prim, Executive Chairman, Interim President and CEO, and David Mills, Chief Financial Officer, to discuss its leadership transition and financial results at 4:30 p.m. ET today. The call will be broadcast live over the Internet hosted at the Investor Relations section of Primo Water's website at www.primowater.com and will be archived online through November 19, 2019. In addition, listeners may dial (866) 712-2329 in North America, and international listeners may dial (253) 237-1244.

About Billy D. Prim

Billy D. Prim founded Primo in 2004 and has served on the Board of Directors since inception and as Executive Chairman since June 2017. Previously, Mr. Prim was the Company’s Chairman and Chief Executive Officer. Prior to founding Primo, Mr. Prim founded Blue Rhino Corporation, a provider of propane cylinder exchange and complementary propane and non-propane products, in March 1994 and served as its Chief Executive Officer and Chairman of the Board. Mr. Prim led Blue Rhino’s initial public offering in May 1998 and remained its Chief Executive Officer until April 2004, when Blue Rhino was acquired by Ferrellgas Partners, L.P. (“Ferrellgas”), at which time he was elected to the board of directors of Ferrellgas on which he served until November 2008. Mr. Prim previously served on the board of directors of Southern Community Bank and Trust from 1996 through 2005, its previous parent company, Southern Community Financial Corporation, and Towne Park Ltd. Mr. Prim also serves on the Wake Forest School of Business Board of Visitors and the Wake Forest Institute for Regenerative Medicine Advisory Board.

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is an environmentally and ethically responsible company with a purpose of inspiring healthier lives through better water. Primo is North America's leading single source provider of water dispensers, multi-gallon purified bottled water, and self-service refill drinking water. Primo’s Dispensers, Exchange and Refill products are available in over 45,000 retail locations and online throughout the United States and Canada. For more information and to learn more about Primo Water, please visit our website at www.primowater.com.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. These statements include those related to our ability to generate sustainable and profitable growth; Mr. Prim’s ability to guide the Company's efforts in revitalizing performance and maximizing long-term shareholder value and deliver improved performance; our focus on continuing to grow our Exchange and Dispenser businesses, improving our Refill business and driving operational execution and organizational development while positioning Primo Water to achieve long-term profitable growth and improved value for shareholders. These statements can otherwise be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," “predict,” "project," “seek,” "should," "would,” “will,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include the risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 6, 2019 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect our analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than as required by applicable securities laws.